Exhibit 10.5

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of September       , 2009 by and between EastGroup Properties, L.P., a Delaware limited partnership (“Landlord”) and CardioNet, Inc., a Delaware corporation (“Tenant”).

1.                                       Premises.  Landlord, in consideration of the payment of rents and the performance by Tenant of all other terms, covenants and conditions of this Lease, leases to Tenant 10,818 rentable square feet of space, hereinafter referred to as the “Premises,” as shown on the attached site plan labeled “Exhibit A”, located within building #3 (the “Building”) of Sky Harbor Business Park (the “Project”).  The address of the Premises is 2750 South 18th Place, Suite 100, Phoenix, Arizona 85034.   Tenant’s Proportionate Share of the Building is 23.10% and Tenant’s Proportionate Share of the Project is 4.09%.  The parties agree that for all purposes of this Lease the square footage of the Premises shall be as stipulated above.

2.                                       Term.  The term of this Lease shall commence upon substantial completion of the Improvements currently estimated to be December 1, 2009 (the “Commencement Date”), and ending on the 65th full calendar month thereafter.  This period, including any renewals or extensions subsequently enacted pursuant to the terms of this Lease, shall be referred to as the “Lease Term.”

3.                                       Base Rent.  Tenant shall pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent, in the amounts set forth below, on or before the first day of each calendar month in lawful money of the United States at such place as Landlord designates in writing.  Base Rent for fractional months shall be prorated.  If Tenant is delinquent in any monthly installment of Base Rent or estimated Operating Expenses for more than 5 days, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the total sum due.  Said late charge shall be in addition to any other rights and remedies available to Landlord hereunder or at law and shall not be construed as a penalty.

4.                                       Base Rent Increases.  Base Rent shall be payable monthly in accordance with the following schedule:

Period	Monthly Amount
December 1, 2009 – April 30, 2010	$0.00
May 1, 2010 – April 30, 2011	$9,736.20
May 1, 2011 – April 30, 2012	$9,952.56
May 1, 2012 – April 30, 2013	$10,168.92
May 1, 2013 – April 30, 2014	$10,385.28
May 1, 2014 – April 30, 2015	$10,601.64

5.                                       Security Deposit.  Tenant shall, upon the execution of this Lease, deposit with Landlord as security for the payment of rent and the performance of all other covenants to be performed by Tenant, the sum of $12,000.00.   The Security Deposit shall be non-interest bearing.  If Tenant defaults in the payment of any monthly rental installment or fails to perform any other covenant within ten (10) days after receipt of written demand, Landlord may apply or retain sufficient sums from the Security Deposit towards payment thereof.  If Landlord elects to apply all or a part of the Security Deposit, Tenant shall be obliged to immediately replenish the Security Deposit for the amount so applied by Landlord.  The Security Deposit shall not be applied to rent except upon approval of Landlord.  After all of Tenant’s obligations under this Lease have been fulfilled, Landlord shall refund the Security Deposit to Tenant within fifteen (15) days of the Lease Termination Date.

6.                                       Improvements.  On the Commencement Date, Landlord shall deliver the Premises broom clean and free of debris with the HVAC, evaporative cooling, loading doors, lighting and building systems in good operating condition.  Landlord shall provide final improvement floor plans substantially consistent with the schematic drawing attached hereto as Exhibit C (“Final Plans”).  Landlord shall construct the Improvements outlined and in accordance with the attached Final Plans in a professional manner and to Tenant’s reasonable satisfaction. In the event the Improvements are not completed by Landlord on or before December 1, 2009, and provided (1) the Landlord produced and delivered the Final Plans to Tenant within 14 business days following the effective date of this Lease and (2) Tenant completes its review of the Final Plans within 3 business days, the Term of this Lease shall be extended for a period equal to the time between December 1, 2009 and the actual Commencement Date and the Base Rent for such additional period shall be $0.00.

7.                                       Operating Expenses.  During each month of the Lease Term, on the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord, of Tenant’s Proportionate Share of the Operating Expenses for the Building and the Project.  Payments for any fractional month shall be prorated.  The term “Operating Expenses” means the actual out-of-pocket expenses incurred by Landlord with respect to ownership, maintenance and operation of the Building/Project including Taxes, Insurance, Common Area Maintenance, and Management Fee as set forth below:

(a)                                  Taxes — all taxes, assessments, and governmental charges (collectively “Taxes”) that accrue against the property during the Lease Term that are payable by Landlord.  Taxes shall include fees paid to consultants to reduce Taxes and all sales or privilege taxes based on rents. Tenant shall pay directly to the authority all personal property taxes charged or levied against Tenant’s furniture, fixtures and equipment in the Premises.

(b)                                 Insurance — the cost to maintain all insurance required to be maintained by Landlord hereunder, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building/Project because of extra risk which are reimbursed to Landlord by such other occupants.

(c)                                  Common Area Maintenance - the total annual cost of operating the Building/Project including, but not limited to, landscaping services; sweeping services; commonly metered utilities; water and sewer charges; window cleaning; trash collection; association charges or assessments; maintenance, repair or replacements to the Building/Project, including, without limitation, paving and parking areas, roads, driveways, roofs, exterior painting, utility lines, building mechanical, electrical and plumbing systems; and alterations to comply with municipal requirements.

(d)                                 Management Fee — property management fees payable at market rates (not to exceed five percent (5%) of the gross collected rent) to a property manager, including an affiliate of Landlord.

(e)                                  Operating Expenses” shall not include:  (1) the cost of redecorating, renovating or special cleaning or similar services to individual tenant spaces (or vacant space), not provided on a regular basis to other tenants of the Building; (2) wages or salaries (and taxes imposed upon employers with respect to such wages and salaries) and fringe benefits of personnel of Landlord above the level of Building General Manager; (3) any charge for depreciation or interest paid or incurred by Landlord; (4) leasing commissions; (5) any charge for Landlord’s income tax, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; (6) legal fees for the negotiation or enforcement of leases, the defense of Landlord’s title to or interest in the Building/Project or any part thereof and other legal expenses related to Landlord’s financing, re-financing, mortgaging or selling or leasing the Building/Project or any part thereof; (7) any debt service payments (including principal, interest and other charges) or ground rent; (8) costs incurred due to a breach by Landlord of the terms and conditions of this Lease or any Ground Lease provided such failure is not triggered by the act or omission of Tenant; (9) any compensation paid to clerks, attendants or other persons in, and any other expenses (including without limitation any utility services and janitorial services) arising from, commercial concessions operated by Landlord or any manager or any affiliate of Landlord or such manager that exceed the competitive cost or fair market value that Landlord would pay to a non-affiliated third party; (10) any fines or fees or other costs (including without limitation court costs and attorney’s fees) for Landlord’s late payments or failure to comply with any laws or governmental requirements which are not caused by Tenant, its employees, agents, subtenants, invitees or contractors; (11) the costs of remediating, monitoring or investigating hazardous wastes or hazardous substances in, on or under the Premises or the Building/Project, except to the extent caused by Tenant, its agents, employees, contractors, subtenants or invitees or Tenant’s activities on the Premises; (12) any cost or expense covered by any warranty or guaranty; or (13) and ground lease rental.

If Tenant’s total payments of estimated Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall promptly refund the difference to Tenant or credit the difference to Tenant’s account.  For purposes of calculating Operating Expenses, a year shall mean a calendar year, except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Tenant’s obligation to pay its proportionate share of Operating Expenses incurred during the Lease Term shall survive the expiration or termination of this Lease.  If requested by Tenant within six months of the delivery of the annual reconciliation, Landlord shall provide or make available the supporting data upon which the actual Operating Expenses were calculated for Tenant’s review.

Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the reconciliation of Operating Expenses for the prior calendar year during normal business hours at any time within six (6) months following the delivery by Landlord to Tenant of any such statement of Operating Expenses.  Any such audit (a) shall be conducted where such records are customarily maintained during regular business hours and upon at least ten (10) days advance written notice to Landlord, and (b) shall not be conducted more than once in any calendar year.  Unless Tenant shall give Landlord written notice objecting to said reconciliation and specifying the items in which said reconciliation is claimed to be incorrect within sixty (60) days after its examination of Landlord’s books and records, said reconciliation shall be considered as final and accepted by Tenant.  If such audit shall disclose that Operating Expenses have been overstated, Tenant shall deliver a letter to Landlord setting forth Tenant’s position accompanied by a reasonably detailed explanation of and together with reasonably detailed supporting data evidencing the basis on which the claim of an overcharge is made (an “Overcharge Notice’).  Upon receipt of an Overcharge Notice, Landlord shall, within thirty (30) days of receipt of the Overcharge Notice, either (a) notify Tenant in writing that it agrees with the determination set forth in the Overcharge Notice and Landlord shall credit Tenant with the amount of such overcharge against the next succeeding amount of Tenant’s share of Operating Expenses due from Tenant, or (b) notify Tenant in writing that it does not agree with the determination set forth in the Overcharge Notice (“Landlord’s Dispute Notice”).

In the event Landlord provides Tenant with a Landlord’s Dispute Notice, and Landlord and Tenant, acting in good faith, are not able to resolve the dispute within thirty (30) days, then the Landlord and Tenant shall, as soon as reasonably practicable thereafter, select an independent arbitrator, approved from the American Arbitration Association, to resolve the dispute.

Tenant acknowledges that if the Building is part of a Project, the Project may include the Building and other buildings either already existing or to be constructed in the future.  Tenant understands and agrees that, for the purposes of administering the provisions of this Paragraph 7, so long as the Building is owned and/or managed in conjunction with other buildings, Operating Expenses and other costs reimbursable by the Tenant may be paid, recorded and reported on a consolidated overall project basis.  Landlord may equitably increase or decrease Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building/Project that includes the Premises or that varies with occupancy or use.

8.                                       Utilities.  Tenant shall pay directly to the provider all utilities that are separately metered.  If not shared with other tenants as part of Operating Expenses, Tenant shall arrange and pay for trash collection services at the Premises.  Commonly metered utilities shall be included as an Operating Expense.  Landlord may cause at Landlord’s expense any utilities to be separately metered or sub-metered or charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or abatement of rent.  Tenant agrees to limit use of water and sewer for normal restroom use.

9.                                       Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may maintain other insurance coverage it deems necessary including, but not limited to, commercial liability insurance and rent loss insurance.  Tenant shall also reimburse Landlord for any increased premiums or additional insurance, which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term commercial liability insurance with a minimum limit of $2,000,000 for personal injuries, and deaths, and property damage occurring on the Premises.  Such insurance shall include contractual liability coverage insuring Tenant’s indemnity obligations under this Lease. The commercial liability policy shall name Landlord as an additional insured, be issued by a company reasonably acceptable to Landlord, provide primary coverage if Landlord’s policy provides similar coverage, and shall not be cancelable unless thirty day’s prior written notice is given to Landlord.  Tenant shall provide Landlord with a certificate of insurance prior to the Commencement Date and upon each renewal of the policy.

Tenant, at its expense, shall maintain during the Lease Term all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense, including its furniture, fixtures, inventory, equipment, supplies and personal property.

Landlord and Tenant each waives any claim, loss or cost it might have against the other for any personal injury or death, or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured or required to be insured under any all risk property damage insurance policy covering the Premises, Building, Project, fixtures, personal property, improvements, or business, regardless of whether the negligence of the other party caused such Loss.

10.                                 Use.  The Premises shall be used only for the purpose of receiving, storing and shipping of materials and merchandise made or distributed by Tenant and related office uses necessitated thereby. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure or otherwise damage the Premises.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or other tenants in the Building or Project. Tenant shall occupy the Premises in compliance with all laws, codes, ordinances, and regulations now or hereafter applicable to the Premises or Building.  Outside storage is prohibited without Landlord’s written consent.  Tenant may store overnight in the normal course of its business one operative tractor/trailer or truck for each dock high loading position contained in the Premises, provided this overnight storage does not interfere with other tenant’s use of the Building or Project.

11.                                 Parking.  Tenant shall be entitled to a minimum of 20 unreserved parking spaces for operative automobiles and pick up trucks in those areas designated by Landlord for non-reserved parking.  Landlord may allocate parking spaces amongst Tenant and other tenants in the Building or Project if Landlord determines that such parking facilities are becoming crowded.  However, Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties. No vehicle abandoned or disabled or in a state of non-operation or disrepair shall be left at the Building or Project; Landlord reserves the right to remove said vehicle at the owner’s expense.

12.                                 Exemption of Landlord from Liability; Indemnification.  Except to the extent such damage, loss or injury is the result of the gross negligence or willful misconduct of Landlord, Tenant hereby agrees that Landlord and its agents and employees shall not be liable for injury to Tenant’s business including loss of income for damage to goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s agents, employees, contractors, or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, HVAC, or light fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or other portions of the Building or Project, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or Project.

Except for claims waived in Paragraph 9 above, Tenant shall defend, indemnify (except to the extent Landlord is compensated by worker’s compensation insurance) and hold harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following: (a) any work or act done in, on or about the Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except for the Improvements outlined in Exhibit C or such other work that is done or performed by Landlord or its agents or employees; (b) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and (c) any accident, injury or damage to any person (including Tenant’s employees and agents) or property occurring in, on or about the Premises or any part thereof, except only to the extent that such accident, injury or damage is caused by the gross negligence or willful misconduct of Landlord.  Tenant’s indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes.

Except for claims waived in Paragraph 9 above and in this Paragraph 12, Landlord shall defend, indemnify (except to the extent Tenant is compensated by worker’s compensation insurance) and hold harmless Tenant and its officers, directors, shareholders, employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any negligence or willful act of Landlord.  Landlord’s indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes.

13.                                 Repairs.  Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages caused by Tenant, its agents, invitees, and contractors excepted.  The term “walls” as used in this paragraph shall not include windows, doors, store-fronts, overhead doors, dock bumpers, dock seals, dock plates, or dock levelers.  Tenant shall promptly give Landlord written notice of any repair required by Landlord, and Landlord shall proceed with due diligence to make such repair.

Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises, including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire protection systems, entries, doors, ceilings, roof membrane, windows, interior walls, demising walls, HVAC systems, and evaporative coolers.  Such repairs and replacements may include capital expenditures whose benefit may extend beyond the Lease Term.  If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 30 days after written demand. If any of Tenant’s obligations hereunder affect other tenants or portions of the Building/Project, Landlord may perform the repair or replacement and include the cost as part of Operating Expenses or allocate the cost to tenants as may be appropriate.

Tenant shall enter into a maintenance service contract with a vendor reasonably acceptable to Landlord to periodically service the HVAC and evaporative coolers in the Premises in accordance with a scope of services reasonably prescribed by Landlord.  Tenant shall supply Landlord a copy of the contract upon request as evidence of compliance.

Notwithstanding anything to the contrary contained herein, in the event Landlord makes any of the following major capital replacements to the Building or Project: replacement of the roof membrane of the Building, resurfacing the parking lot, replacement of the concrete truck aprons, or full exterior repaint of the Building, then Tenant shall reimburse Landlord as part of Operating Expenses its pro rata share of the cost as amortized over the lesser of its useful life as reasonably determined by Landlord in accordance Generally Accepted Accounting Principles or ten (10) years.

14.                                 Compliance with Laws and Regulations.  Tenant shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting or respecting the use or occupancy of the Premises by the Tenant or the business at any time thereon transacted by the Tenant, and Tenant shall comply with all rules in effect or which may be hereafter adopted by Landlord for the protection, welfare and orderly management of the Building and its tenants or occupants.

15.                                 Holding Over.  Tenant has no right to retain possession of the Premises beyond the expiration or termination of this Lease.  In the event that Tenant holds over, Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination plus all other payments required under the Lease after the first 30 days of holdover.  Tenant shall be responsible for all damages incurred by Landlord as a result of such holding over.  Nothing contained in this paragraph or Lease shall be construed as Landlord’s consent to holding over.

16.                                 Signs.  Tenant shall not make changes to the exterior of the Premises, Building or grounds including the installation of signs, placards or other advertising media without Landlord’s prior written consent which consent shall not be unreasonably withheld, delayed or conditioned.  Any approved sign shall be installed by Tenant, at its expense, and shall be in accordance with Landlord’s sign criteria and applicable municipal regulations.  Tenant shall maintain signs in good condition and repair any damage upon removal at the expiration or earlier termination of this Lease.

17.                                 Quiet Enjoyment.  Subject to payment of rent and performance by Tenant of all material terms, conditions and covenants of the Lease, Tenant shall have peaceful and quiet enjoyment of the Premises during the Lease Term.

18.                                 Force Majeure.  Except for Tenant’s obligation to pay rent and other monetary obligations under this Lease, the parties shall not be held responsible for delays in the performance of their obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, or reasonable substitutes thereof, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, acts of war, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the parties (“Force Majeure”).

19.                                 Assignment and Subletting.  Tenant shall not assign this Lease nor sublet all or any part of the Premises without first securing Landlord’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned.   In the event of an assignment or subletting, the assignee and/or subtenant shall first assume in writing all of the obligations of Tenant under this Lease and Tenant shall, for the full Lease Term, continue to be jointly and severally liable with such assignee or subtenant for the payment of rents and the performance of all obligations required of Tenant under this Lease.  Tenant hereby acknowledges that the use to which the Premises are put, the compatibility of any occupant of the Premises with other tenants, and the ability to pay rent when due are of prime importance and significance to the Landlord in the operation and maintenance of the Building in which the Premises are located.  Each request for consent to an assignment or subletting shall be in writing and include a fee of $500 as consideration for Landlord considering and processing said request. In the event the rent payable by an assignee or subtenant exceeds the rent payable under this Lease, Tenant shall pay to Landlord as additional rent one half of the excess rent or other consideration after Tenant recovers all out of pocket expenses including leasing commissions, rent concessions tenant improvements and legal fees.  Notwithstanding the above, Tenant may assign or sublet the Premises to any entity controlling Tenant, controlled by Tenant, or under common control with Tenant, without the prior consent of Landlord.

20.                                 Casualty and Restoration.  If during the Lease Term all or a part of the Premises should be destroyed partially or totally by fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 180 days, either party may terminate this Lease by promptly notifying the other party and this Lease shall be terminated effective as of the date of the casualty. If neither party elects to terminate the Lease or if Landlord estimates that restoration will take 180 days or less, then Landlord shall, subject to Force Majeure events and except for improvements made by or paid for by Tenant, restore Premises within 180 days following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction.  Tenant’s obligation to pay Base Rent and Operating Expenses shall abate for the period of repair in proportion, which the area of the Premises that is not useable by Tenant bears to the total area of the Premises.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than 60 days to repair such damage.

21.                                 Eminent Domain.  If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or if so much of the Building or grounds shall be taken by any such authority under the power of eminent domain so that the Tenant cannot continue to operate its business in the Premises, then the Lease Term of this Lease shall cease as of the day possession is taken by such public authority and rents shall be paid up to that day with proportionate refund by Landlord of any such rents as may have been paid in advance or deposited as security.  The amount awarded for any taking under the power of eminent domain shall belong to and be the property of the Landlord.  Nothing herein shall limit the Tenant’s ability to make an independent claim for damages or awards.

22.                                 Waiver.  No waiver of any of the covenants and agreements herein contained or of any breach thereof shall be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any time of the same or of any other covenants and agreements hereof.

23.                                 Limitation of Landlord’s Liability.               Landlord shall only be responsible for its obligations under this Lease arising during its period of ownership of the Building.  Any liability of the Landlord under this Lease shall be limited solely to its interest in the Building/Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.  In no event shall any obligation or liability whatsoever of Landlord become personally binding on any partner of Landlord or officer, director or shareholder of EastGroup Properties, Inc., a Maryland real estate investment trust.

24.                                 Subordination.  Subject to the following paragraph, this Lease is subject and subordinate to all mortgages, which may now or hereafter affect the Premises or the Building of which it forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative and no further instrument of subordination shall be required any mortgagee, but in confirmation of such subordination, Tenant shall execute promptly any subordination certificate that Landlord may subsequently request; provided, however, that Tenant may condition such subordination upon the execution and delivery by the applicable mortgage holder of a so-called “non-disturbance” agreement in customary form.

For the benefit of Tenant (and upon Tenant’s request therefor), Landlord shall obtain from its current mortgagee, if any, on its current mortgagee’s form, a Subordination, Non-Disturbance and Attornment Agreement (a “SNDA”), to be entered into between Landlord, Tenant and Landlord’s current mortgagee, under which, among other things, this Lease and the rights of Tenant hereunder shall not be adversely affected or modified by foreclosure or the exercise of any other right or remedy by the mortgagee so long as Tenant shall not be in default under any of the provisions of this Lease beyond any applicable period of grace, and under which Tenant shall attorn to and recognize the mortgagee or any purchaser at foreclosure sale or other successor-in-interest to Landlord as Tenant’s landlord hereunder.  Landlord also agrees to use commercially reasonable efforts to obtain a SNDA from each future mortgagee.  Each SNDA shall be in the form required by the lender.  Tenant’s obligations under this Lease shall not be affected by Landlord’s failure to obtain a SNDA from its current or any future mortgagee.  Tenant covenants and agrees to execute and deliver to Landlord or to the lender a SNDA within ten (10) days after a written request therefor.

25.                                 Alterations and Trade Fixtures.  Tenant shall not make any alterations, additions or improvements (“Alterations”) to the Premises, Building or Project without Landlord’s prior written consent with the exception of the Improvements outline in Exhibit C hereto.   Alterations approved by Landlord shall comply with all applicable codes and municipal requirements and be installed with commercial grade materials in a good and workmanlike manner by a contractor reasonably acceptable to Landlord. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of work free and clear of liens and shall provide certificates indicating insurance sufficient to protect Landlord from any liability or damages during construction. Upon surrender of the Premises, all Improvements and Alterations shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense.  Tenant may at any time request in writing Landlord’s determination as to whether an Improvement or Alteration shall become property of Landlord.   Landlord shall respond to Tenant’s written request within 10 days or Landlord shall have deemed to have waived its rights. Such written request shall make reference to the 10 day time limit. Tenant, at its own cost and expense, may erect shelves, bins, machinery and trade fixtures (“Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without damage to the Premises.  The installation of Trade Fixtures must comply with all codes and municipal requirements.  Tenant shall remove its Trade Fixtures upon surrender of the Premises and repair any damage caused by the removal.

26.                                 Surrender of Premises.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean and free of debris with the HVAC, evaporative cooling, loading doors, lighting and building systems in good operating condition, ordinary wear and tear and casualty loss and condemnation excepted.  Any Alterations or Trade Fixtures not removed as required shall be deemed abandoned and may be removed, stored or disposed of by Landlord at Tenant’s expense.  All obligations of Tenant not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, monetary obligations, and obligations concerning repair of the Premises.

27.                                 Inspection and Access.  Landlord or its agents shall have the right to enter the Premises after reasonable notice to Tenant during normal business hours, except in the case of emergencies where notice and time restrictions shall not be imposed, to inspect and make repairs to the Premises or the Building.  Within 9 months prior to the date of the expiration of the Lease, Landlord or its agents shall have the right to enter the Premises with reasonable notice during normal business hours for the purpose of showing the Premises to prospective tenants or purchasers.  Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, Building or Project, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications, or restrictions.

28.                                 Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a)                                  Tenant shall fail to pay Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days following written notice from Landlord to Tenant.

(b)                                 Any insurance required to be maintained by Tenant pursuant to this Lease shall be terminated or cancelled or shall expire or shall be reduced below the limits specified in this Lease.

(c)                                  Tenant shall attempt or there shall occur any assignment, sublease or other transfer of Tenant’s interest in this Lease except as is otherwise permitted in this Lease.

(d)                                 The appointment of a trustee or a receiver to take possession of all or substantially all of Tenant’s property, or the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets located at the Premises, unless such appointment, attachment, execution or seizure is discharged within thirty (30) calendar days after the appointment, attachment, execution or seizure.

(e)                                  The institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings for relief under any bankruptcy or insolvency law or any other similar law for the relief of debtors, by or against Tenant, and if instituted against Tenant, the same are not dismissed within thirty (30) calendar days after the institution of such proceedings.

(f)                                    Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 28, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (unless such performance due to the nature of the obligation, requires a period of time in excess of 30 days, then after such period of time as is reasonably necessary).

29.                                 Landlord’s Remedies.  On the occurrence of any such Event of Default, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and under the laws of the state in which the Premises are located, have the following rights and remedies:

(a)                                  Termination of Lease.  Landlord may terminate this Lease and Tenant’s right of possession by giving Tenant written notice indicating the date upon which this Lease is terminated.  Upon such termination, Landlord shall be entitled to recover from Tenant the following amounts: (i) all accrued and unpaid Base Rent, Operating Expenses, and other sums provided for in this Lease to the date of such termination; (ii) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of the Improvements paid for and installed by Landlord pursuant to this Lease; (iii) the costs incurred by Landlord to relet the Premises or a portion thereof, including brokers commissions, repairs, alterations, improvements, and costs to remove and store Tenant’s property; (iv) the positive difference, if any, of the present value of the Base Rent pursuant to this Lease for the remainder of the Lease Term had this Lease not been terminated less the present value of the then fair market rental value for the Premises for the remainder of the Lease Term had this Lease not been terminated, such present value computed in each case using 9%; and (v) any damages in addition thereto, including reasonable attorneys’ fees, court costs, and collection services, which Landlord shall have sustained by reason of the breach of any of the terms, conditions and covenants of this Lease.

(b)                                 Re-Entry Without Termination.  Landlord may re-enter the Premises without terminating this Lease, and remove all property from the Premises, and relet the Premises or any part thereof for the account of Tenant, upon such terms as Landlord in Landlord’s sole discretion shall determine. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting.  In the event of any such reletting, Landlord may make repairs, alterations, and additions to the Premises to the extent deemed reasonably necessary by Landlord, and Tenant shall upon demand pay the cost thereof.  Landlord may collect the rents from any such reletting and apply the same first to the payment of the repairs, alterations, additions, expenses of re-entry, attorney’s fees, court costs, collection services, and leasing commissions and second to the payment of Base Rent and Operating Expenses herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Base Rent and Operating Expenses as the same thereafter becomes due and payable hereunder.  No such re-entry or repossession, repairs, alterations and additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant, nor shall the same operate to release the Tenant in whole or in part from any of the Tenant’s obligations hereunder, and Landlord may, at any time and, from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(c)                                  Other.  Landlord may pursue any other remedy now or hereafter available to Landlord under the laws in which the Premises are located. The failure of Landlord at any time to enforce its rights under this Lease shall not be construed as having created a custom that modifies the terms, conditions or covenants of the Lease.  The rights, privileges, elections and remedies of Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singularly or in combination.  If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) hereinabove, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises.

30.                                 Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable for labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

31.                                 Estoppel Certificate.  The parties shall within 10 days after written notice from the other party execute and deliver an estoppel certificate confirming to others that this Lease is in full force and effect, that neither party is in default and other such factual information as may be reasonably required.

32.                                 Hazardous Material.  Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning or office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent.  If Hazardous Materials storage is approved by Landlord, Tenant shall at all times operate in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders.  For purposes of this provision, the term “Hazardous Materials” shall mean and refer to any waste, pollutant, material, or contaminant, or other substance of any kind or character that are or become regulated as hazardous or toxic waste or substance, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order.  Landlord shall at all times have access to the Premises and a right to perform inspections and tests with respect to Hazardous Materials. Tenant, at its sole cost and expense, shall remediate in a manner satisfactory to Landlord any release of Hazardous Materials at the Building/Project caused by Tenant, its agents, employees, contractors, subtenants, or invitees.

Tenant shall indemnify, defend, and hold harmless Landlord from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work the necessity for which was caused or created by Tenant, its agents, employees, contractors, subtenants or invitees (herein referred to as “Remedial Work”) required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises which was caused or created by Tenant, its agents, employees, contractors, subtenants or invitees ..  In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order.  In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand.  Landlord will not assert a claim against Tenant for Hazardous Materials which are not caused by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, or which were released prior to this Lease Term.

33.                                 Miscellaneous.

(a)                                  The parties waive their respective rights to a trial by jury in any action or proceeding involving the Premises or arising out of this Lease.

(b)                                 The parties agree that in the event any clause or provision of this Lease is ruled illegal, invalid or unenforceable under present or future laws, then such portion shall be deemed severable, and it shall not invalidate or impair the Lease as a whole or any other provision of the Lease.

(c)                                  All provisions of this Lease to be observed or performed by the parties are both covenants and conditions.  In construing this Lease, all heading and titles are for convenience of the parties only. Whenever required by the context, the singular shall mean plural and vice versa. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

(d)                                 Landlord shall have the right, at any time without liability to Tenant, to make, at Landlord’s own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, Building or Project, provided that Landlord shall use commercially reasonable efforts to minimize the inconvenience or annoyance to Tenant during construction as is dictated by the circumstances.

(e)                                  Time is of the essence of each and every provision of this Lease.

(f)                                    This Lease constitutes the entire agreement between the parties and supersedes all promises, representations, negotiations and prior agreements.  No waiver, modifications, additions or addenda to this Lease shall be valid unless in writing and signed by both the Landlord and the Tenant.

(g)                                 This Lease shall be binding upon and inure to the parties and their respective successors and assigns, and this Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(h)                                 Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(i)                                     Each individual executing this Lease represents and warrants that he or she is duly authorize to do so.

(j)                                     Preparation and submission of this Lease by Landlord to Tenant shall not be deemed an offer.  This Lease is not intended to be binding until executed and delivered by all parties hereto.

(k)                                  If and when included within the term “Tenant” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(l)                                     Upon execution and delivery of the Lease and occupancy of Premises, Landlord shall pay the following real estate brokers a commission per separate agreement: CB Richard Ellis represents Landlord exclusively and Cresa Partners represents Tenant exclusively.  The parties represent and warrant to the other that it has had no dealings with any other broker or brokers except as listed above in connection with this Lease.  The parties agree to indemnify, defend and hold the other harmless from and against any liability or claim for compensation made by any unnamed broker.

(m)                               All notices required under this Lease to be given to Tenant shall be given to it at the Premises or at such other place as Tenant may designate in writing.  Any such notice to be given to Landlord under this Lease shall be given to it at 2200 East Camelback Road, Suite 210, Phoenix, Arizona 85016, Attn: Asset Manager and 190 East Capitol Street, Suite 400, Jackson, Mississippi 39201, Attn: President or at such other place as Landlord may designate in writing.  All notices shall be in writing and shall be sent by certified mail, postage prepaid, or by personal delivery, or by commercial courier.  Notices shall be deemed to have been given (i) in the case of mailing, when postmarked, or (ii) in the case of hand delivery or delivery by commercial courier, when delivered.

34.           Patriot Act.   Each party hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto.  Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations, warranties and certifications by the indemnifying party.  The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

35.           Exhibits.  The Exhibits listed below are incorporated into and made a part of this Lease:

Exhibit A - Premises

Exhibit B - Rules and Regulations

Exhibit C – Improvements

Exhibit D – Renewal Option

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date written on Page 1.

LANDLORD	TENANT

EASTGROUP PROPERTIES, L.P.,	CardioNet, Inc.,
a Delaware limited partnership	a Delaware corporation
By: EastGroup General Partners, Inc.,
a Delaware corporation

By:	By:
William D. Petsas		Name:	John F. Imperato
Senior Vice President		Title:	Senior Vice President, Business Operations

By:
Michael P. Sacco, III
Vice President

Exhibit A

Premises

The Premises contain 10,818 rentable square feet and is known by the following street address 2750 South 18th Place, Suite 100, Phoenix, Arizona 85034.

Exhibit B

Rules and Regulations

1.               The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.               Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.               Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.               Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.               If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direct, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.               Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.               Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.               Tenant shall maintain the Premises free from rodents, insects and other pests.

9.               Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.         Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.         Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.         Tenant shall not permit storage outside the Premises or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.         All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.         No auction, public or private, will be permitted on the Premises or the Project.

15.         No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.         The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.         Tenant shall ascertain from Landlord the maximum amount of electrical current, which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.         Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.         Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.         Tenant shall be allowed to install an outside trash compactor at one of Tenant’s loading docks.

Exhibit C

Improvements

a)                                      Landlord agrees to furnish or perform at Landlord’s sole cost and expense those items of construction and those improvements (the “Improvements”) specified below in accordance with building standards:

•                  Construct approximately 10,818 square feet of office/production and warehouse area as depicted on the attached floor plan labeled Exhibit C, Improvements, Floor Plan.

•                  Install 4 T-5 florescent lights in the warehouse area

b)                                     If Tenant shall desire any changes, after Tenant signs and approves the final construction drawings Tenant shall so advise Landlord in writing and Landlord shall determine within 3 days whether such changes can be made in a reasonable and feasible manner.  Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Improvements which Tenant may request and which Landlord may agree shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

c)                              Landlord shall proceed with and complete the construction of the Improvements.  As soon as such Improvements have been Substantially Completed and Landlord delivers a Certificate of Occupancy from City of Phoenix to Tenant, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed.  Such date, unless an earlier date is specified as the Commencement Date in the Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the Commencement Date unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant’s failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant.  The Improvements shall be deemed substantially completed (“Substantially Completed”) when, in the opinion of the construction manager (whether an employee or agent of the Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended and Landlord has delivered to Tenant a Certificate of Occupancy from the City of Phoenix.  After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

d)                                     The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of the obligations arising on the Commencement Date or delay the payment of rent by Tenant.  Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises.  Tenant shall be allowed to install its Tenant Improvements, machinery, equipment, fixtures, or other property on the Premises at least three weeks prior to completion of construction provided that such permission is granted by the City of Phoenix building inspector and Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations.  Delay in putting Tenant in possession of the Premises shall not make Landlord liable for any damages arising therefrom.

e)                                      Except for incomplete punch list items, which shall be completed within 30 days of receipt of a Certificate of Occupancy Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of the Landlord for making any further alterations or improvements of any kind in or about the Premises.

f)                                        Notwithstanding anything to the contrary contained herein, all manufacturer’s and contractor’s warranties shall be available for Tenant’s benefit and be for a minimum period of one year from the Commencement Date.

Exhibit C

Improvements

Floor Plan

NOTE: THIS FLOOR PLAN IS A GENERAL GUIDELINE OF THE IMPROVEMENTS TO BE CONSTRUCTED AND WILL BE REPLACED WITH THE ARCHITECT’S FINAL FLOOR PLAN AS MUTUALLY AGREED UPON BETWEEN LANDLORD AND TENANT.

Exhibit D

Renewal Option

(a)                                  Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein or is an entity controlling Tenant, controlled by Tenant, or under common control with Tenant,  (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to extend the Lease Term for one additional term of 5 years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”).  Tenant shall give Landlord written notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 6 months, prior to the scheduled expiration date of the Lease Term.

(b)                                 The Base Rent payable monthly by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant.  The Base Rent shall not be reduced by reason of  any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period. In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(c)                                  The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Expenses and other reimbursement items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d)                                 Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(e)                                  Time is of the essence as to the giving of the Extension Notice. If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate.

(f)                                    Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term.  The Premises shall be tendered on the Commencement Date of the Extension Term in “AS-IS” condition.

(g)                         If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(h)                                 If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, this Extension Term.